Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 14, 2003 in Amendment No. 1 to the Registration Statement (Form S-4) and related prospectus of Texas Industries, Inc. for the registration of $600,000,00 10 1/4% Senior Notes due 2011.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP

Dallas, Texas

June 25, 2003